UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

GameStop Corp.

(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051

(817) 424-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

New Notes Indenture

On July 6, 2020, GameStop Corp. (the “Company”), in connection with the settlement of its previously announced offer to exchange (the “Exchange Offer”) any and all of its outstanding $414.6 million aggregate principal amount of 6.75% Senior Notes due 2021 (the “Existing Notes”) for newly issued 10.00% Senior Secured Notes due 2023 (the “New Notes”), issued approximately $216.4 million aggregate principal amount of New Notes pursuant to an indenture, dated as of July 6, 2020 (the “New Notes Indenture”), among the Company, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

The New Notes will bear interest at a rate of 10.00% per annum, payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2020. The New Notes will mature on March 15, 2023.

The New Notes will be redeemable at the Company’s option, in whole or in part, at any time, or from time to time, prior to March 15, 2022 at a price equal to 100% of the principal amount of the New Notes, plus a “make-whole premium,” together with accrued and unpaid interest, if any, to, but not including, the date of redemption. On or after March 15, 2022, the New Notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, on the New Notes redeemed to, but not including, the applicable redemption date. In addition, at any time on or prior to March 15, 2022, the Company may, subject to certain limitations specified in the New Notes Indenture, at its option and on one or more occasions, redeem up to 35% of the aggregate principal amount of the New Notes at a redemption price equal to 110.00% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date with the net cash proceeds of certain equity offerings. If the Company or its restricted subsidiaries sell assets, under certain circumstances, the Company will be required to use the net proceeds to make an offer to repurchase New Notes at an offer price in cash in an amount equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. Upon a Change of Control (as defined in the New Notes Indenture), the Company must offer to purchase the New Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but not including, the date of such purchase.

The Company’s obligations under the New Notes are fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future domestic subsidiaries that guarantee certain of the Company’s indebtedness or indebtedness of guarantors, including under the Company’s ABL Credit Agreement (as defined in the New Notes Indenture). The New Notes and the related guarantees are secured by first-priority liens on the Notes Priority Collateral (as defined in the New Notes Indenture) (which generally includes most of the Company’s and the guarantors’ assets other than the Excluded Property and ABL Priority Collateral (each as defined in the New Notes Indenture)) and by second-priority liens on the ABL Priority Collateral (which generally includes most of the Company’s and the guarantors’ credit card receivables, accounts receivable, payment intangibles, inventory, pledged deposit accounts and related assets), in each case, subject to certain exceptions and permitted liens.

The New Notes Indenture contains covenants that restrict the ability of the Company and its restricted subsidiaries to: incur, assume or permit to exist additional indebtedness or guaranty obligations; declare or pay dividends or redeem or repurchase capital stock; prepay, redeem or purchase certain subordinated indebtedness; issue certain preferred stock or similar equity securities; make loans and certain investments; sell assets; incur liens; engage in transactions with affiliates; enter into agreements restricting our subsidiaries’ ability to pay dividends; and engage in mergers, acquisitions and other business combinations. Under the New Notes Indenture, if the New Notes are assigned investment grade ratings and no default or event of default has occurred and is continuing, certain of these covenants will be suspended. The New Notes Indenture also contains certain affirmative covenants and events of default.

The New Notes have not been registered under the Securities Act of 1933, as amended or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Fifth Supplemental Indenture

As previously announced, on June 17, 2020, the Company entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture”) to the indenture governing its Existing Notes that gives effect to certain proposed amendments (the “Proposed Amendments”) to such indenture. The Proposed Amendments became effective as of the settlement of the Exchange Offer on July 6, 2020.

Intercreditor Agreement

On July 6, 2020, the Company, the subsidiary guarantors party thereto, Bank of America, N.A., as ABL Agent (the “ABL Agent”), and U.S. Bank National Association, as Notes Collateral Agent (the “Notes Collateral Agent”), entered into the Intercreditor Agreement, to govern the relative priorities of Bank of America, N.A. as ABL Agent, and U.S. Bank National Association, as Notes Collateral Agent, respective security interests in the ABL Priority Collateral (as defined in the Indenture) and the Notes Priority Collateral (as defined in the Indenture) and certain other matters related to the administration of security interests in the Collateral (as defined in the Indenture).

Pledge and Security Agreement

Only July 6, 2020, the Company, the subsidiary guarantors party thereto and the Notes Collateral Agent entered into the Pledge and Security Agreement pursuant to which the Company and the subsidiary guarantors granted a security interest in favor of the Notes Collateral Agent in substantially all of their respective assets (subject to certain exceptions).

The foregoing descriptions of the New Notes Indenture, the New Notes, the Fifth Supplemental Indenture, the Intercreditor Agreement and the Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On July 2, 2020, the Company announced the expiration of its Exchange Offer and related solicitation of consents. A copy of the press release announcing the expiration, which describes the expiration in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 6, 2020, among the Company, the subsidiary guarantors party thereto and the Trustee and Collateral Agent.

4.2	Form of 10.00% senior secured notes due 2023 (included in Exhibit 4.1).

4.3	Fifth Supplemental Indenture, dated as of June 17, 2020, among the Company, the subsidiary guarantors party thereto and the Trustee.

10.1	Intercreditor Agreement, dated as of July 6, 2020, among the Company, the subsidiary guarantors party thereto, the ABL Agent, and the Notes Collateral Agent.

10.2	Pledge and Security Agreement, dated as of July 6, 2020, among the Company, the subsidiary guarantors party thereto, and the Notes Collateral Agent.

99.1	Press Release issued by GameStop Corp., dated July 2, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: July 6, 2020	By:	/s/ James A. Bell
	Name:	James A. Bell
	Title:	Executive Vice President and Chief Financial Officer